Exhibit 10.8

June 28, 1999

Mr. Feiming Huang

Qinshanwan

Wuxi City

Jiangsu Province, China

Dear Feiming:

On behalf of MEMSIC, Inc., I am pleased to offer you a position of Vice President in charge of company’s Asia manufacturing operation. As a member of MEMSIC’s senior management team, your compensation is described below:

1.	Annual base salary is $30,000 plus bonus as determined based on the company policy

2.	Equity ownership is 2% pre-money value of the company. This makes you a key partner and one of the large equity owners of the company.

As a typical practice of the US startup community, your 2% equity will be vested equally over the next four years of your service. To be more specific, 0.5% of your equity will be vested at the first anniversary of your service for MEMSIC and an additional 0.5% will be vested at each subsequent anniversary of your service in MEMSIC.

I am looking forward to working together with you to build up a highly successful international enterprise.

Sincerely,

/s/ Yang Zhao, Ph.D
Yang Zhao, Ph.D.
President & CEO
MEMSIC, Inc.

CC: Dr. Ray Stata

YANG ZHAO MEMSIC, INC. 21 OSBORN STREET CAMBRIDGE MA 02139

Tel: (617) 761-7816 Fax: (978) 689-8068 e-mail: yangzhao@msn.com